As filed with the Securities and Exchange Commission on May 13, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QTS REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2809094
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

12851 Foster Street Overland Park, Kansas	66213
(Address of principal executive offices)	(Zip code)

QTS Realty Trust, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Shirley E. Goza

General Counsel

12851 Foster Street

Overland Park, Kansas 66213

(Name and address of agent for service)

(913) 312-5503

(Telephone number, including area code, of agent for service)

Copy to:

David W. Bonser

Matt N. Thomson

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration Fee (3)
Class A Common Stock, $0.01 par value per share	1,110,000 shares	$43.785	$48,601,350	$5,891

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the registrant’s outstanding shares of Class A common stock.

(2)         Represents the average of the high and the low prices per share of Class A common stock of the Company as reported on the New York Stock Exchange on May 9, 2019.

(3)         Computed in accordance with Rule 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

On October 10, 2013, QTS Realty Trust, Inc. (the “Company”) filed a registration statement on Form S-8, File No. 333-191674 (“2013 Form S-8”), registering a total of 1,750,000 shares of the Company’s Class A common stock, $0.01 par value per share (“Class A common stock”), for issuance under the QTS Realty Trust, Inc. 2013 Equity Incentive Plan (“2013 Plan”). On May 8, 2015, the Company filed a registration statement on Form S-8, File No. 333-204020 (“2015 Form S-8”), registering an additional 3,000,000 shares of Class A common stock for issuance under the 2013 Plan, increasing the shares available for issuance under the 2013 Plan to 4,750,000. On May 9, 2019, the Company’s stockholders approved an amendment to the 2013 Plan, which the board of directors of the Company had previously approved on March 6, 2019, increasing the shares available for issuance under the 2013 Plan by 1,110,000 to a total of 5,860,000.

Pursuant to General Instruction E of Form S-8, 1,110,000 shares of the Company’s Class A common stock are hereby registered for issuance, as authorized by the 2013 Plan. The contents of the 2013 Form S-8, File No. 333-191674 and the 2015 Form S-8, File No. 333-204020 are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Exhibit No.	Description

4.1	Form of Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11/A (File No. 333-190675) filed on September 26, 2013)

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the shares of Class A common stock registered hereby

10.1	QTS Realty Trust, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-11 (File No. 333-190675) filed on August 16, 2013)

10.2

Amendment #1 to QTS Realty Trust, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K (File No. 001-36109) filed on February 23, 2015)

10.3	Amendment #2 to QTS Realty Trust, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36109) filed on May 6, 2015)

10.4	Amendment #3 to QTS Realty Trust, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36109) filed on May 10, 2019)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Overland Park, Kansas on May 13, 2019.

QTS REALTY TRUST, INC.

By:	/s/ Chad L. Williams
Chad L. Williams
Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey H. Berson and Shirley E. Goza, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits and other documents related thereto with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: May 13, 2019	By:	/s/ Chad L. Williams
Chad L. Williams
Chairman, President and Chief Executive Officer (Principal Executive Officer)

Date: May 13, 2019	By:	/s/ Jeffrey H. Berson
Jeffrey H. Berson
Chief Financial Officer (Principal Financial Officer)

Date: May 13, 2019	By:	/s/ William H. Schafer
William H. Schafer
Executive Vice President – Finance and Accounting (Principal Accounting Officer)

Date: May 13, 2019	By:	/s/ John W. Barter
John W. Barter
(Director)

Date: May 13, 2019	By:	/s/ William O. Grabe
William O. Grabe
(Director)

Date: May 13, 2019	By:	/s/ Catherine R. Kinney
Catherine R. Kinney
(Director)

Date: May 13, 2019	By:	/s/ Peter A. Marino
Peter A. Marino
(Director)

Date: May 13, 2019	By:	/s/ Scott D. Miller
Scott D. Miller
(Director)

Date: May 13, 2019	By:	/s/ Mazen Rawashdeh
Mazen Rawashdeh
(Director)

Date: May 13, 2019	By:	/s/ Wayne M. Rehberger
Wayne M. Rehberger
(Director)

Date: May 13, 2019	By:	/s/ Philip P. Trahanas
Philip P. Trahanas
(Director)

Date: May 13, 2019	By:	/s/ Stephen E. Westhead
Stephen E. Westhead
(Director)